FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-282099-09

From:	Wells Abf Syndicate Wells Fargo (WELLS FARGO SECURITI) At: 12/04/25 11:04:28 UTC-5:00
Subject:	WFCM 2025-5C7 - NEW ISSUE **SPOTS**

WFCM 2025-5C7 - NEW ISSUE **SPOTS**

2yr	99-23⅛
3yr	99-28¼
5yr	99-07¼